UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2020

Caesars Entertainment, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36629	46-3657681
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 West Liberty Street, 12th Floor

Reno, Nevada 89501

(Address of principal executive offices, including zip code)

(775) 328-0100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value	CZR	NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events

On October 27, 2020, (i) Caesars Entertainment, Inc., a Delaware corporation (“the Company”), and its subsidiaries Aztar Riverboat Holding Company, LLC, an Indiana limited liability company (“Seller”), and Aztar Indiana Gaming Company, LLC, an Indiana limited liability company (“Aztar”) that operates Tropicana Evansville (“Tropicana Evansville”) entered into a Purchase Agreement ( the “Equity Purchase Agreement”) with GLP Capital, L.P., a Pennsylvania limited partnership (“GLP”), Twin River Management Group, Inc. (“Twin River”), Twin River Worldwide Holdings, Inc. and Gaming and Leisure Properties, Inc, pursuant to which Twin River agreed to purchase 100% of the equity interests of Aztar, and (ii) Aztar entered into a Real Estate Purchase and Sale Agreement with GLP (the “Real Estate Purchase Agreement” and together with the Equity Purchase Agreement, the “Purchase Agreements”), pursuant to which (x) GLP agreed to purchase the real estate assets of Aztar for $340,000,000 and (y) Twin River agreed to purchase for $140,000,000 all of the outstanding equity interests of Aztar immediately thereafter (the “Sale”).

The Purchase Agreements contain customary representations, warranties, covenants and indemnification obligations. Consummation of the Sale is subject to customary conditions, including, among other things receipt of required regulatory approvals. If the Equity Purchase Agreement is terminated in certain circumstances as a result of the failure of Acquirors to obtain regulatory approvals (including gaming approvals), then Acquirors may be obligated to pay the Company a termination fee of $16,800,000.

Also on October 27, 2020, the Company’s subsidiaries, Isle of Capri Bettendorf, L.C. and IOC Black Hawk County, Inc (collectively, the “Exchanging Subsidiaries”) entered into an Exchange Agreement with GLP pursuant to which the Exchanging Subsidiaries agreed to transfer the real estate relating to the Isle Casino & Hotels located in Bettendorf, Iowa and Waterloo, Iowa to GLP in exchange for the real estate relating to Tropicana Evansville. Following such exchange, the real estate relating to the Isle Casino & Hotels located in Bettendorf, Iowa and Waterloo, Iowa will be subject to the Master Lease with GLP.

On October 27, 2020, the Company issued a press release announcing the Sale and exchange described in this Item 8.01. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

99.1	Press Release dated October 27, 2020

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 28, 2020	CAESARS ENTERTAINMENT, INC.

	By:	/s/ Edmund L. Quatmann, Jr.
Executive Vice President, Chief Legal Officer and Secretary